UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2014

HUNTINGTON INGALLS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34910	90-0607005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4101 Washington Avenue, Newport News, Virginia	23607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 380-2000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 17, 2014, Huntington Ingalls Industries, Inc. (the “Company”) issued a press release announcing the pricing of $600 million aggregate principal amount of 5.000% Senior Notes due 2021 (the “Notes”) at a price of 100% of the par value of the Notes. The Company intends to use the net proceeds from the sale of the Notes, together with cash on hand, to purchase $600 million aggregate principal amount of the Company’s outstanding 6.875% Senior Notes due 2018 (the “2018 Notes”) in its previously announced tender offer and consent solicitation for the 2018 Notes and, if needed, redeem any untendered portion of the 2018 Notes. The sale of the Notes is expected to close on December 2, 2014.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit

99.1	Press release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ Barbara A. Niland
Name:	Barbara A. Niland
Title:	Corporate Vice President, Business
Management and Chief Financial Officer

Date: November 18, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated November 17, 2014